UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014 (January 2, 2014)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

BankUnited, Inc. (the “Company”) previously reported that on December 11, 2013, Mark Bagnoli was appointed Chief Risk Officer of BankUnited, N.A. (the “Bank”), a wholly-owned subsidiary of the Company, and in connection with the transition, Randy Melby stepped down from his position as Senior Executive Vice President, Chief Risk Officer of the Bank, effective December 11, 2013.  On January 2, 2014, the Bank entered into an agreement and general release with Mr. Melby (the “Agreement”), effective as of December 11, 2013.  Mr. Melby has agreed to remain with the Bank in a non-executive consulting capacity to assist in the transitioning of his job responsibilities through March 31, 2014.  Under the terms of the Agreement, Mr. Melby will be entitled to receive (a) his base salary and employment benefits through March 31, 2014 and (b) a lump sum payment of $325,000, less customary and regular payroll taxes and deductions.  Mr. Melby has granted the Bank a general release of liability and claims.  Mr. Melby is also subject to customary participation, cooperation, non-disparagement, confidentiality and non-solicitation obligations.  As required by applicable law, the Agreement permits Mr. Melby to revoke the Agreement for a period of seven days following its execution.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement and General Release, fully executed on January 2, 2014 and effective as of December 11, 2013, by and between Randy Melby and BankUnited, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2014	BANKUNITED, INC.

/s/ Leslie Lunak
	Name:	Leslie Lunak
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement and General Release, fully executed on January 2, 2014 and effective as of December 11, 2013, by and between Randy Melby and BankUnited, N.A.